Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into and made effective as of August 13, 2026, by and between Li Bang International Corporation Inc., an exempted company incorporated in the Cayman Islands with limited liability (Nasdaq: LBGJ) (the “Company”), and certain purchasers each executing this Agreement separately and whose name and purchase details are set forth on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, an aggregate of 88,235 shares of the Company’s Class B Ordinary Shares (defined below) (the “Shares”), at a purchase price of $3.40 per Share, for an aggregate purchase price of $300,000.

WHEREAS, the transactions contemplated herein constitute a Related Party Transaction (defined below), as Mr. Feng Huang (“Mr. Huang”), the Chairman of board of directors of the Company (the “Board of Directors”), is the 100% owner and sole director of Maple Huang Holdings Limited, a Purchaser, and Ms. Funa Li (“Ms. Li”), a director of the Board of Directors and the spouse of Mr. Huang, is the 100% owner and sole director of Funa Lee Holdings Limited, the other Purchaser;

WHEREAS, Mr. Huang and Ms. Li recused themselves from all substantive deliberations by the Board of Directors regarding the transactions contemplated hereby;

WHEREAS, the disinterested members of the Board of Directors, acting at a duly convened meeting of the Board of Directors and by unanimous vote of the disinterested members present, reviewed and approved the transactions contemplated hereby in accordance with applicable law, the Company’s organizational documents and Nasdaq rules.

WHEREAS, the disinterested members of the Board of Directors have determined the Purchase Price (defined below) to be fair to the Company and its shareholders, approved such Purchase Price with insider recusal, and confirmed that the Related Party Transaction (defined below) contemplated hereby is in compliance with the Company’s organizational documents and Nasdaq rules;

WHEREAS, the offer and sale of the Shares are being made in a transaction exempt from registration under the Securities Act pursuant to Regulation S promulgated thereunder and, to the extent applicable, Section 4(a)(2) of the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in The City of New York or China are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee,” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Class A Ordinary Shares” means the Class A ordinary shares, par value $0.002 per share, of the Company, each entitling the holder to one (1) vote for each share of Class A Ordinary Share held.

“Class B Ordinary Shares” means the Class B ordinary shares, par value $0.002 per share, of the Company, each entitling the holder to fifteen (15) votes for each share of Class B Ordinary Share held.

“Closing” means the consummation of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the third (3rd) Business Day after the date of this Agreement or such other Business Day as may be agreed by the parties on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto pursuant to Section 2.1 and all conditions precedent to (i) the Purchaser’s obligation to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares have been satisfied or waived.

“Commission” or “SEC” means the United States Securities and Exchange Commission.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Exchange Act” or “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Insider” means a director, executive officer, or a Person that is an Affiliate of the Company.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right, or other restriction.

“Material Adverse Effect” shall mean (i) a material adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Documents.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

2

“Proceeding” means an action, claim, suit, investigation, or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” or “Purchasers” shall refer to the Person(s) set forth on the signature pages hereto, including Maple Huang Holdings Limited and Funa Lee Holdings Limited, each an Insider of the Company for purposes of this Agreement.

“Purchase Price” shall be $3.40 per Class B Ordinary Share.

“Related Party Transaction” means the transactions contemplated by this Agreement involving Insiders, subject to approval by disinterested directors of the Company in compliance with applicable law and Nasdaq rules.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the Class B Ordinary Share issued or issuable to the Purchasers pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Class A Ordinary Share).

“Subscription Amount” means, as to the Purchasers, the aggregate amount of $300,000 to be paid to the Company for the Shares hereunder by the Purchasers, and as to each Purchaser, such amount allocated to each such Purchaser as specified below such Purchaser’s name on the signature page of this Agreement, in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Class A Ordinary Share is listed or quoted for trading on the date in question: the NYSE American, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, all exhibits and schedules thereto and hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Transhare Corporation, at 17755 North US Highway 19 Suite 140, Clearwater, Fl 33764, and any successor transfer agent of the Company.

“USD” or “$” means U.S. dollars, the legal currency of the United States of America.

3

ARTICLE II.
PURCHASE AND SALE

2.1 Purchase and Sale of the Securities.

(a) Subscription of Securities. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell to each Purchaser, and each Purchaser agrees to, severally, purchase from the Company, such number of Shares set forth on the each Purchaser’s signature page hereto, at the Purchase Price and for an aggregate purchase price of $300,000.

(b) Closing. On the Closing Date, each Purchaser shall deliver to the Company, via wire transfers to the account specified in writing by the Company, immediately available funds equal to the full amounts of each Purchaser’s Subscription Amount in USD as set forth on such Purchaser’s signature page thereto, and the Company shall issue and deliver to each Purchaser such Shares pursuant to the allocations set forth on the signature pages to this Agreement. The Company and the Purchasers shall also deliver the items set forth in Section 2.2 that are deliverable by them at the Closing. Upon satisfaction or waiver of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at such location as the parties shall mutually agree or shall take place remotely by electronic transfer of the Closing documentation.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchasers the following:

(i) this Agreement duly executed by the Company;

(ii) the Company’s wire instructions;

(iii) an opinion of Cayman Islands counsel to the Company, in form and substance reasonably satisfactory to the Purchasers, confirming that the Company may follow Cayman Islands home country practice in lieu of the shareholder approval requirements under Nasdaq Listing Rule 5635(b) applicable to the change-of-control transaction contemplated by this Agreement; and

(iv) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver a statement to the Purchasers evidencing the number of restricted Shares set forth on the signature pages to this Agreement, registered in the name of the respective Purchaser, or, at the election of the respective Purchaser, evidence of the issuance of the respective Purchaser’s Shares hereunder as held in restricted book-entry form by the Transfer Agent and registered in the name of the respective Purchaser, which evidence shall be reasonably satisfactory to the Purchaser;

4

(b) On or prior to the Closing Date, each Purchaser shall each deliver or cause to be delivered to the Company, as applicable, the following:

(i) this Agreement duly executed by the Purchaser; and

(ii) the Purchaser’s respective Subscription Amount by wire transfer to the account specified in writing by the Company; and

(iii) a completed purchaser questionnaire set forth in Exhibit A hereto, and such other information as the Company may reasonably request to confirm the availability of an exemption from registration under the Securities Act and compliance with applicable securities laws.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the representations and warranties of the Purchasers contained herein shall be accurate when made and on the Closing Date (unless a representation or warranty is stated therein to be made as of a specific date, in which case it shall be accurate as of such date);

(ii) all obligations, covenants, and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the Purchasers shall have delivered the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the representations and warranties of the Company contained herein shall be accurate when made and on the Closing Date (unless a representation or warranty is stated therein to be made as of a specific date, in which case it shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the Company shall have delivered the items set forth in Section 2.2(a) of this Agreement; and

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

5

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to the Purchasers that as of the Closing Date: (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) the Company is duly qualified as a corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) the Company has registered its Class A Ordinary Share under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) this Agreement and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vi) the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (a) the Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Class A Ordinary Share, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to the Purchaser or the entering into of the Transaction Documents, except for any notices, submissions, filings or approvals required under applicable federal or state securities laws, Nasdaq rules, the Company’s organizational documents or the rules and procedures of the Transfer Agent; (viii) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) during the last twelve (12) months, Company has filed all reports, schedules, forms, statements and other documents in all material respects required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents; (xi) Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiv) the Purchasers shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless the Purchasers and their affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xv) neither the Purchasers nor any of their agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, the Company is not relying on any representation, warranty, covenant or promise of the Purchasers or there agents or representatives other than as set forth in the Transaction Documents; xvi) Company has made, or prior to the Closing will make, all notices, submissions and filings with Nasdaq required to be made prior to Closing in connection with the issuance of the Shares; (xvii) the Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby.

6

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants, severally and not jointly, as of the date hereof and as of the Closing Date, to the Company as follows (unless a representation or warranty is stated therein to be made as of a specific date, in which case it shall be accurate as of such date):

(a) Organization; Authority; Affiliate/Insider Status. Each Purchaser is a company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and has full corporate power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by each Purchaser of each Transaction Document to which it is a party have been duly authorized by all necessary corporate action on the part of the Purchaser. Each such Transaction Document has been duly executed by the Purchaser and, when delivered by the Purchaser in accordance with the terms hereof, will constitute a valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Each Purchaser is an Affiliate and an Insider of the Company, and as such, acknowledges their obligations, if applicable, under Section 13 and Section 16 of the Exchange Act with respect to reporting and short-swing profit rules.

(b) Own Account. Each Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law, and are not listed or quoted for trading on any national securities exchange or other trading market. Each Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, and the Purchaser has no direct or indirect arrangement or understandings with any other persons regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law. Each Purchaser, as an Affiliate of the Company, explicitly acknowledges the limitations on resale of any Class A Ordinary Share convertible by the Shares under Rule 144 applicable to Affiliates

(c) Purchaser Status. At the time each Purchaser was offered the Securities, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Regulation D promulgated under the Securities Act or (ii) if the offer and sale of the Securities are being made in reliance on Regulation S promulgated under the Securities Act, not a “U.S. person” as defined in Regulation S, not within the United States, and purchasing the Securities in an “offshore transaction” as defined in Regulation S.

(d) Experience of the Purchaser. Each Purchaser, either alone or together with their representatives, has such knowledge, sophistication, and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Each Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

7

(e) General Solicitation. Each Purchaser is not purchasing the Securities as a result of any advertisement, article, notice, or other communication regarding the Securities published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or as a result of any other general solicitation or general advertisement, nor is the Purchaser purchasing the Securities as a result of any “directed selling efforts” as defined in Regulation S promulgated under the Securities Act.

(f) Access to Information. Each Purchaser acknowledges that he has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and all filings with the SEC by the Company and has been afforded: (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management, and prospects sufficient to enable him to evaluate his investment; and (iii) the opportunity to obtain such additional information as the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. THE PURCHASER EXPRESSLY CONFIRMS AND ACKNOWLEDGES THE DUAL-CLASS STOCK STRUCTURE OF THE COMPANY, AND UNDERSTANDS THAT THE CLASS A ORDINARY SHARE OF THE COMPANY ENTITLES THE HOLDER TO ONE (1) VOTE FOR EACH SHARE OF CLASS A ORDINARY SHARE HELD, AND THE CLASS B ORDINARY SHARE OF THE COMPANY ENTITLES THE HOLDER TO FIFTEEN (15) VOTES FOR EACH SHARE OF CLASS B ORDINARY SHARE HELD.

(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, no Purchaser has, nor has any Person acting on behalf of or pursuant to any understanding with each Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to the Purchasers’ representatives, including, without limitation, their officers, directors, partners, legal and other advisors, employees, agents, and Affiliates, the Purchasers have maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities are “restricted securities” and may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company, to an Affiliate of a Purchaser, in accordance with Regulation S, or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

8

(b) Each Purchaser agrees to the imprinting, so long as is required by applicable law and regulation, of a legend on any of the Securities in substantially the following form:

“NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE HOLDER IS AN AFFILIATE OF THE ISSUER. TRANSFERS ARE SUBJECT TO RULE 144 LIMITATIONS APPLICABLE TO AFFILIATES.”

(c) Certificates or book-entry statements evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.1(b) hereof) only (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Purchasers shall cause qualified counsel to issue a legal opinion to the Transfer Agent or the Purchasers if required by the Transfer Agent to effect the removal of the legend hereunder.

4.2 Integration. The Company shall not sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities.

4.3 Securities Law Disclosure; Publicity. If required by law, the Company shall file a Current Report on Form 6-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. The Company and the Purchasers shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release, nor otherwise make any such public statement, without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Purchasers, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.4 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or similar anti-takeover plan or arrangement in effect as of the Closing Date, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under this Agreement or under any other agreement between the Company and the Purchasers. For the avoidance of doubt, the foregoing applies to the acquisition of the Shares under this Agreement that increases an Insider’s ownership of, or voting power attributable to, the Class B Ordinary Shares of the Company.

4.5 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.3, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Purchaser or his, her, or its agents or counsel with any information that constitutes, or that the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential.

9

4.6 Certain Transactions and Confidentiality. Each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are fast publicly announced pursuant to the initial press release described in Section 4.3 or a current report or filing with the SEC. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.3 or current report or filing with the SEC, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules.

4.7 Reserved.

4.8 Section 13/16 Compliance. Each Purchaser acknowledges responsibility, if applicable, for timely filings and compliance under Sections 13 and 16 of the Exchange Act with respect to the acquisition of the Shares under this Agreement

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Company with written notice to the Purchaser, if the Closing has not been consummated on or before the fifth (5th) Business Day following the date of this Agreement; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery, and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes, and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the fourth Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

10

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon the Purchaser and holders of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to such assigning Purchaser.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law and Dispute Resolution. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Transaction Documents (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or that such court is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and the Transaction Documents and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Agreement and the Transaction Documents, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

11

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf’ signature page were an original thereof.

5.12 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such that may be hereafter declared invalid, illegal, void, or unenforceable.

5.13 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.14 Construction. The parties hereto agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Class B Ordinary Share in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations, and other similar transactions of Class B Ordinary Share that occur after the date of this Agreement.

5.15 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, EACH OF THE PARTIES KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature pages follow]

12

[Securities Purchase Agreement – Company Signature Page]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

COMPANY

LI BANG INTERNATIONAL CORPORATION INC.

By:
Name:	Liqi Xi
Title:	Director

For notices:

Email: [ ]

Address: No. 190 Xizhang Road, Gushan Town, Jiangyin City, Jiangsu Province, China

With a copy to:

Huan Lou, Esq. (hlou@mccarter.com)
David Manno, Esq. (dmanno@mccarter.com)

13

[Securities Purchase Agreement – Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Investor:	Maple Huang Holdings Limited

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:	Feng Huang

Title of Authorized Signatory:	Director

Email Address of Authorized Signatory:	[ ]

Exemption relied upon:	Regulation D (Accredited Investor) ☐

Regulation S (Offshore) ☒

Acknowledgment of Section 16 and 13 reporting obligations:	Yes

Purchaser Status	Affiliate ☒

Insider ☒

Address for Delivery of Shares to Investor:	No. 190 Xizhang Road, Gushan Town, Jiangyin City, Jiangsu Province, People’s Republic of China

Investment Amount:	$248,700

Number of Shares:	73,147 shares of Class B Ordinary Shares

14

[Securities Purchase Agreement – Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Investor:	Funa Lee Holdings Limited

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:	Funa Li

Title of Authorized Signatory:	Director

Email Address of Authorized Signatory:	[ ]

Exemption relied upon:	Regulation D (Accredited Investor) ☐ Regulation S (Offshore) ☒

Acknowledgment of Section 16 and 13 reporting obligations:	Yes

Purchaser Status	Affiliate ☒

Insider ☒

Address for Delivery of Shares to Investor:	No. 190 Xizhang Road, Gushan Town, Jiangyin City, Jiangsu Province, People’s Republic of China

Investment Amount:	$51,300

Number of Shares:	15,088 shares of Class B Ordinary Shares

15

Exhibit A

Confidential Purchaser Questionnaire

The Purchaser represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Purchaser comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

If the Purchaser is a “U.S. person” as defined in Rule 902 of Regulation S under the United States Securities Act of 1933, please check one of the categories A through J below. If the Purchaser is not a “U.S. person,” please check Category K.

Category A ___	The Purchaser is (a) an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000, or (b) a self-directed retirement account (“Retirement Account”) whose participant’s net worth (or joint net worth with his or her spouse) presently exceeds $1,000,000.

In calculating net worth, (a) the Purchaser’s or his or her spouse’s primary residence shall not be included as an asset, (b) indebtedness that is secured by such person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of Common Stock, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of the Common Stock exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (c) indebtedness that is secured by such person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Common Stock shall be included as a liability.

Category B ___	The Purchaser is (a) an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year or (b) a Retirement Account and the Retirement Account participant meets the tests in clause (a).

Category C ___	The Purchaser is a director, executive officer, or general partner of the Company which is issuing and selling the Shares, or any director, executive officer, or general partner of a general partner of the Company.

Category D ___	The Purchaser is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self-directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E _	The Purchaser is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

16

Category F ___	The Purchaser is either a corporation, partnership, Massachusetts or similar business trust, or limited liability company, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000. (describe entity)

Category G ___	The Purchaser is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Securities Act of 1933.

Category H ___	The Purchaser is a revocable trust and the grantor is an accredited investor pursuant to the following category: _____________________

Category I ___	The Purchaser is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

Category J ___	The Purchaser is not within any of the categories above and is therefore not an accredited investor.

Category K __	The Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S of the United States Securities Act of 1933.

The Purchaser agrees that the undersigned will notify the Company at any time on or prior to the closing in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

[PURCHASER]

By:
Name:
Title:
Address:

17